Exhibit 99.1

November 10, 2014

ShoreTel Confirms Receipt of Revised Unsolicited
Proposal from Mitel

Advises Stockholders to Take No Action at This Time

Sunnyvale, CA– November 10, 2014 – ShoreTel® (NASDAQ: SHOR) (the “Company”), the leading provider of brilliantly simple phone systems and unified communications solutions, today confirmed that it has received a revised, unsolicited proposal from Mitel Networks Corporation (NASDAQ: MITL) (“Mitel”) to acquire all outstanding common shares of ShoreTel for $8.50 per share, consisting of $8.10 per share in cash plus $0.40 per share in Mitel common stock.

Consistent with its fiduciary duties, ShoreTel’s Board of Directors (the “Board”), in consultation with its independent financial and legal advisors, will carefully review and evaluate the revised proposal to determine the course of action that it believes is in the best interest of the Company’s stockholders. ShoreTel advises stockholders not to take any action at this time pending the review of the proposal by the Company’s Board of Directors.

On October 27, 2014, the ShoreTel Board unanimously rejected Mitel’s previous unsolicited proposal to acquire all outstanding common shares of ShoreTel at a price of $8.10 per share in cash, following careful consideration with the assistance of its independent financial and legal advisors. The ShoreTel Board concluded that the previous proposal significantly undervalued ShoreTel and its strong prospects for continued growth and value creation, and was not in the best interests of ShoreTel stockholders.

Blackstone Advisory Partners L.P. is serving as financial advisor and Fenwick & West LLP is serving as legal counsel to ShoreTel.

About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a leading provider of brilliantly simple IP phone systems and unified communications solutions. Its award-winning on-premises IP-PBX solution and cloud-based hosted phone system eliminate complexity and improve productivity. Recognized for its industry-leading customer experience and support, ShoreTel’s innovative business phones, application integration, collaboration tools, mobility, and contact center applications enable users to communicate and collaborate no matter the time, place or device, with minimal demand on IT resources. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit www.shoretel.com.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements regarding future growth and prospects. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the uncertain impact of global economic conditions, including impact on customers' purchasing decisions; unknown impact of the announced proposal by Mitel on purchasing decisions and on operating costs; the intense competition in our industry; our reliance on third parties to sell and support our products; our ability to continue to grow our cloud-based solutions; our ability to grow or maintain our premise products; supply and manufacturing risks; the impact of outages or security breaches; uncertainties related to international operations; our ability to control costs as we expand our business; our ability to attract, retain and ramp new personnel; potentially longer sales cycles; uncertainties inherent in the product development cycle; our ability to identify and execute on strategic opportunities; ability of third parties to successfully market and sell our products; uncertainty as to market acceptance of new products and services; the potential for litigation in our industry; and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2014.

# # #

Investor Contact:
Barry Hutton
Director, Investor Relations
408-962-2573
bhutton@shoretel.com

Media Contact:
Joele Frank, Wilkinson Brimmer Katcher
Matthew Sherman
212-355-4449
Jed Repko/Eric Brielmann
415-869-3950